UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2019

LSI INDUSTRIES INC.

(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K regarding the issuance of an inducement grant in the form of an option to purchase shares of LSI Industries Inc. (“LSI” or the “Company”) common stock to Michael C. Beck, in connection with his employment, is incorporated by reference. The inducement grant is exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2019 LSI Industries Inc. issued a press release announcing the appointment of Michael C. Beck as Senior Vice President - Operations, effective February 11, 2019. Mr. Beck, age 61, from 2017 to the present served as Vice President, North Region of Simpler Consulting (an IBM company). From 2014 to 2017 Mr. Beck held other positions of increasing management responsibility at Simpler Consulting. Prior to his service with Simpler Consulting Mr. Beck held various executive positions in Manufacturing, Lean and Operational Excellence at United Technologies, Terex and Caesars Entertainment.

LSI and Mr. Beck executed an Employment Offer Letter which provides that his employment with LSI shall begin on February 11, 2019. The Employment Offer Letter also provides:

-	Mr. Beck shall receive an annual base salary of $325,000, a signing bonus of $45,000, and relocation expense package of $50,000;

-

Mr. Beck shall be eligible to receive incentive compensation under LSI’s Short Term Incentive Plan for Fiscal Year 2020 (“2020 STIP”). At the threshold level of performance, his 2020 STIP opportunity is expected to be 25% of base salary. At the target level of performance, his 2020 STIP opportunity is expected to be 50% of base salary. At the maximum level of performance, his 2020 STIP opportunity is expected to be 100% of base salary; and

-

Mr. Beck shall receive a non-statutory stock option (the “Option”) with a term of ten years to purchase 50,000 shares of the Company’s common stock which shall vest on the third anniversary of the grant date. The effective date of grant shall be the date of Mr. Beck’s first day of employment with LSI and the exercise price shall be the closing price per share of the Company’s common stock on the NASDAQ Global Select Market on that same date. The Option is intended to qualify as an “inducement grant” under NASDAQ Listing Rule 5635(c)(4) and shall not be granted pursuant to the Company’s Amended and Restated 2012 Stock Incentive Plan.

This summary of the Employment Offer Letter described above does not purport to be complete and is qualified in its entirety by reference to the Employment Offer Letter, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference. Please see this exhibit for further information.

LSI will require Mr. Beck to execute the LSI’s Restrictive Covenant and Confidentiality Agreement effective February 11, 2019 pursuant to which he shall be subject to customary confidentiality restrictions that apply during his employment, an intellectual property assignment provision, and a covenant not to compete.

LSI’s press release is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

Exhibit No	Description

10.1	LSI Industries Inc. Employment Offer Letter with Michael Beck

99.1	LSI Industries Inc. Press Release dated January 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

BY:/s/ Howard E. Japlon
Howard E. Japlon
Executive Vice President, Human Resources & General Counsel

January 16, 2019